Exhibit 99.1
Align Technology Announces Third Quarter 2025 Financial Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Karlson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.karlson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

Q3'25 total revenues were $995.7 million, up 1.8% year-over-year and down 1.7% sequentially, as expected, and above our guidance

Q3'25 Clear Aligner volume increased 4.9% year-over-year reflecting strength internationally, and increased 0.5% sequentially reflecting strength from teens and kids

Q3'25 Clear Aligner volume for teens and kids increased 8.3% year-over-year and 14.7% sequentially, driven by increased doctor submitters and continued adoption of Invisalign First™

•Q3'25 total revenues were $995.7 million, up 1.8% year-over-year and down 1.7% sequentially, as expected, and above our Q3'25 outlook range of $965 million to $985 million
•Q3'25 total revenues were favorably impacted by foreign exchange by approximately $15.6 million, or 1.6% year-over-year and favorably impacted by approximately $11.7 million, or 1.2% sequentially(1)
•Q3'25 Clear Aligner revenues were $805.8 million, up 2.4% year-over-year and up 0.1% sequentially
•Q3'25 Clear Aligner volume was 647.8 thousand cases, up 4.9% year-over-year and up 0.5% sequentially
•Q3'25 Clear Aligner volume for teens and kids increased 8.3% year-over-year and increased 14.7% sequentially to 256.0 thousand cases
•Q3'25 Imaging Systems and CAD/CAM Services revenues were $189.9 million, down 0.6% year-over-year and down 8.6% sequentially, as expected, due primarily to Q3'25 capital equipment seasonality
•Q3'25 operating income of $96.3 million and operating margin of 9.7%, non-GAAP operating margin of 23.9%(1)
•Q3'25 GAAP operating margin was favorably impacted by foreign exchange by approximately 0.5 points year-over-year and favorably impacted by approximately 0.4 points sequentially (1)
•Q3'25 diluted net income per share was $0.78, non-GAAP diluted net income per share was $2.61(1)
•Q3'25 cash and cash equivalents were $1,004.6 million compared to $901.2 million as of Q2'25
•Repurchased approximately 0.5 million shares of Align common stock at an average price per share of $136.77 per share
•Q3'25 restructuring, impairment, and accelerated depreciation charges of $88.3 million

(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Third Quarter 2025 Financial Results
TEMPE, Ariz., October 29, 2025 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the third quarter ("Q3'25"). Q3'25 total revenues were $995.7 million, down 1.7% sequentially and up 1.8% year-over-year. Q3'25 total revenues were favorably impacted by foreign exchange of approximately $11.7 million, or 1.2% sequentially, and favorably impacted by approximately $15.6 million, or 1.6% year-over-year.(1) Q3'25 Clear Aligner revenues were $805.8 million, up 0.1% sequentially and up 2.4% year-over-year. Q3'25 Clear Aligner revenues were favorably impacted by foreign exchange of approximately $9.8 million, or 1.2% sequentially, and favorably impacted by approximately $13.0 million, or 1.6% year-over-year.(1) Q3'25 Clear Aligner volume was up 0.5% sequentially and up 4.9% year-over-year. Q3'25 Imaging Systems and CAD/CAM Services revenues were $189.9 million, down 8.6% sequentially, and down 0.6% year-over-year. Q3'25 Imaging Systems and CAD/CAM Services revenues were favorably impacted by foreign exchange of approximately $1.8 million, or 1.0% sequentially and favorably impacted by approximately $2.6 million, or 1.4% year-over-year.(1)

Q3'25 operating income was $96.3 million, resulting in an operating margin of 9.7%, down by approximately 6.4 points sequentially and down by approximately 6.9 points year-over-year, due to Q3'25 restructuring and other charges of $36.6 million primarily related to post-employment benefits and other non-cash items, including impairment on assets held for sale, depreciation expense on assets to be disposed of other than by sale, and impairment loss on inventory, for an aggregate of $88.3 million. Foreign exchange favorably impacted Q3'25 operating margin by approximately 0.4 points sequentially and by approximately 0.5 points year-over-year.(1) On a non-GAAP basis, Q3'25 operating income was $237.8 million, resulting in an operating margin of 23.9%, up 2.6 points sequentially and up 1.8 points year-over-year.(1) Q3'25 net income was $56.8 million, or $0.78 per diluted share. On a non-GAAP basis, Q3'25 net income was $189.0 million, or $2.61 per diluted share.(1)

Commenting on Align's Q3'25 results, Align Technology President and CEO Joe Hogan said, “I am pleased to report third quarter revenues, Clear Aligner volumes, and non-GAAP operating margins, all above our outlook. Our Q3 results reflect year-over-year growth in Clear Aligner volumes, driven primarily by the EMEA, APAC, and Latin America regions, as well as strong sequential growth from the APAC and Latin America regions, driven primarily by the teens and kids' category. Our Q3 Systems and Services revenues were down year-over-year and sequentially, as expected, given Q3 capital equipment seasonality. Q3 non-GAAP operating margins of 23.9% was above our outlook of approximately 22%. While activity in the orthodontic and dental markets remains mixed, especially in North America, the initiatives we’re taking to drive consumer demand and patient conversion, including working with our DSO partners, are delivering results and we will continue to focus on execution of these go-to-market programs. In addition, the breadth and depth of our global business and product portfolio, and consumer preference for the Invisalign® brand, are unique advantages that provide balance in a dynamic global market. In fact, the year-over-year Clear Aligner volume growth rate improved from Q2 to Q3, for all our top 10 country markets, except for Canada.”

Align Technology Announces Third Quarter 2025 Financial Results

Financial Summary - Third Quarter Fiscal 2025

	Q3'25	Q2'25	Q3'24	Q/Q Change	Y/Y Change
Clear Aligner Shipments	647,750	644,370	617,220	+0.5%	+4.9%
GAAP
Net Revenues	$995.7M	$1,012.4M	$977.9M	(1.7)%	+1.8%
Clear Aligner	$805.8M	$804.6M	$786.8M	+0.1%	+2.4%
Imaging Systems and CAD/CAM Services	$189.9M	$207.8M	$191.0M	(8.6)%	(0.6)%
Net Income	$56.8M	$124.6M	$116.0M	(54.5)%	(51.1)%
Diluted EPS	$0.78	$1.72	$1.55	($0.93)	($0.77)
Non-GAAP
Net Income	$189.0M	$181.1M	$175.6M	+4.4%	+7.6%
Diluted EPS	$2.61	$2.49	$2.35	+$0.11	+$0.26
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.

As of September 30, 2025, we had approximately $1,004.6 million in cash and cash equivalents, compared to approximately $901.2 million as of June 30, 2025. As of September 30, 2025, we had $300.0 million available under our revolving line of credit.

Align Announcement Highlights

•October 29, 2025 – Align Technology announced ClinCheck® Live Plan, a new feature in Invisalign® treatment planning that automates the generation of initial doctor-ready treatment plans within 15 minutes. This advancement represents a major technological milestone in the Align™ Digital Platform, and can reduce the Invisalign treatment planning cycle from days to minutes.
•October 29, 2025 – Align Technology today announced a series of new product innovations for iTero™ Digital Solutions, a comprehensive ecosystem that includes intraoral scanners and integrated software tools designed to transform dental consultations into a modern, multi-modal oral health assessment that helps doctors and their teams deliver exceptional chairside experiences supporting Invisalign treatment conversion.
•September 29, 2025 – Align Technology shared highlights from its 2025 Global Faculty Meeting, underscoring its commitment to supporting Invisalign-trained doctors and educators through its digital ecosystem—including iTero scanners—to drive clinical excellence, expand adoption, and advance the orthodontic and dental markets.
•September 23, 2025 – Align Technology announced that it filed a complaint under Section 337 of the Tariff Act (which prohibits unfair competition and certain acts in the importation and/or sale of goods) with the U.S. International Trade Commission against Angelalign Technology, Inc. The complaint alleges the unauthorized importation and sale of clear aligners that infringe Align's patents.

Align Technology Announces Third Quarter 2025 Financial Results
•September 9, 2025 – Align Technology shared highlights from the 2025 Invisalign® GP Summit, its premier clinical education and peer-to-peer networking event. The summit is designed to help doctors and their teams grow their practices using Invisalign® clear aligners, iTero™ scanners, and the Align™ Digital Platform.
•August 28, 2025 – Align announced its participation in several healthcare conferences during the quarter, including the 2025 Wells Fargo Healthcare Conference, the Morgan Stanley 23rd Annual Global Healthcare Conference, and the Baird Global Healthcare Conference.
•August 18, 2025 – Align announced that it filed patent infringement lawsuits against Angelalign Technology, Inc., a Shanghai-based manufacturer of clear aligners.
•August 1, 2025 – Align announced that President and CEO Joe Hogan personally purchased approximately $1 million worth of Align common stock.

Q3'25 Stock Repurchase
•During Q3, we repurchased approximately 0.5 million shares of our common stock at an average price per share of $136.77. These repurchases were made pursuant to the $200.0 million open market repurchase plan announced on August 5, 2025, which we expect will be completed in January 2026. As of September 30, 2025, $928.4 million remains available for repurchases of our common stock under our previously announced April 2025 Repurchase Program.

UK VAT Update as of September 30, 2025
•As previously disclosed in our Q2 earnings release and conference call, on July 30th, 2025, we stopped charging VAT to impacted customers in the UK. As of August 1st, 2025, our invoices no longer include the UK VAT rate of 20% for all Invisalign treatment packages that were ClinCheck® approved as of August 1st, 2025, and for refinement and replacement aligners, Vivera™ retainers, PVS processing fees, and additional aligner orders placed on or after August 1st, 2025. At the same time, we simultaneously adjusted prices for our clear aligners and retainers to keep the overall price consistent.

Tariff Update as of September 30, 2025
•Currently, we do not expect a material change to our operations as a consequence of the latest U.S. tariff actions, and we refer you to our Q1’25 press release and earnings materials, as well as our Q2’25 webcast slides which includes specifics regarding potential impacts of U.S. Tariffs.

Fiscal 2025 Business Outlook

Assuming no circumstances occur beyond our control, such as foreign exchange, macroeconomic conditions, and changes to currently applicable duties, including tariffs or other fees that could impact our business:

Q4'25:
•We expect Q4’25 worldwide revenues to be in the range of $1,025M to $1,045M, up sequentially from Q3’25
•We expect Q4’25 Clear Aligner volume and Clear Aligner average selling price (“ASP”) to be up sequentially from favorable geographic mix
•We expect Q4’25 Systems and Services revenues to be up sequentially consistent with typical Q4 seasonality

Align Technology Announces Third Quarter 2025 Financial Results
•We expect Q4’25 worldwide GAAP gross margin to be 65.5% to 66.0%, up sequentially from higher revenue, lower restructuring and other charges, non-cash items such as impairment loss on assets held for sale, and impairment loss on inventory, partially offset by higher depreciation on assets disposed of other than by sale. We expect non-GAAP gross margin to be approximately 71.0%
•We expect our Q4’25 GAAP operating margin to be 15.3% to 15.8%, up sequentially primarily from lower restructuring and other charges, non-cash items such as impairment loss on assets held for sale, and impairment loss on inventory, partially offset by higher depreciation on assets disposed of other than by sale. We expect Q4’25 non-GAAP operating margin to be approximately 26.0%

For fiscal 2025:
•We expect 2025 Clear Aligner volume growth to be mid-single digits and revenue growth to be flat to slightly up from 2024, assuming foreign exchange at current spot rates
•We expect the fiscal 2025 GAAP operating margin to be around 13.6% to 13.8%, down year-over-year due to higher restructuring and other charges and the incurrence of non-cash charges expected to be approximately $145 to $155 million primarily for impairment loss on assets held for sale, depreciation on assets disposed of other than by sale, and impairment loss on inventory, partially offset by lower legal settlement loss. Most of the one-time charges will be non-cash with the expected cash outlay for 2025 estimated at around $45 million
•We expect the 2025 non-GAAP operating margin to be slightly above 22.5%
•We expect our investments in capital expenditures for fiscal 2025 to be approximately $100 million. Capital expenditures primarily relate to technology upgrades
•We are nearing completion of the restructuring actions that are intended to sharpen operational focus, reducing ongoing costs, and enhance capital efficiency. We expect these restructuring actions, as well as other initiatives, to improve our GAAP and non-GAAP operating margins by at least 100 basis points year-over-year

Align Technology Announces Third Quarter 2025 Financial Results
Align Webcast and Conference Call

We will host a conference call today, October 29, 2025, at 4:30 p.m. ET, 1:30 p.m. PT, to review our Q3'25 financial results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under "Company Information" on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/vfzici8x. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP") in the United States ("U.S. GAAP"), we use the following non-GAAP financial measures: constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and non-GAAP diluted net income per share.

These non-GAAP financial measures exclude certain items that may not be indicative of our fundamental operating performance, including foreign currency exchange rate impacts, the effects of stock-based compensation, amortization of intangible assets related to certain acquisitions, restructuring and other charges, costs to resolve litigation and legal settlements, acquisition-related costs, discrete cash and non-cash charges or gains and associated tax impacts that are included in the most directly comparable GAAP financial measure.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are material limitations to using non-GAAP financial measures as they are not prepared in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures exclude certain items that may have a material impact upon our reported results of operations, which can limit their usefulness for comparison purposes. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges and gains are excluded or included from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on both a GAAP and non-GAAP basis and by providing specific information regarding the GAAP amounts excluded or included from these non-GAAP financial measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for, superior to, or in isolation from, the directly comparable financial measures prepared in accordance with U.S. GAAP. We urge

Align Technology Announces Third Quarter 2025 Financial Results
investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for approximately 291.0 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 28 years, Align has helped doctors treat over 21.4 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our ability to successfully manage our business and operations, drive consumer demand and patient conversion, manage investments and pursue our strategic growth drivers, our expectations regarding the timing of repurchases made pursuant to our stock repurchase programs, our expectations for market opportunities and the breadth and depth of our global business and product portfolio and consumer preference for the Invisalign brand, our expectations regarding the applicability of VAT to our Clear Aligner sales in the UK, our expectations for implemented or proposed tariffs, our expectations for Q4'25 worldwide revenues, Clear Aligner volume, Clear Aligner ASPs, Systems and Services revenues, GAAP and non-GAAP gross margin, and GAAP and non-GAAP operating margin, our expectations for fiscal year 2025 Clear Aligner volume and revenue growth, GAAP and non-GAAP operating margin (including our estimates regarding our expected cash outlay for 2025, the aggregate amount of restructuring and other charges incurred, and the impacts of our restructuring and other initiatives on our GAAP and non-GAAP operating margin), investments in capital expenditures, and our expectations regarding restructuring actions intended to sharpen operational focus, reduce ongoing costs and enhance capital efficiency. Forward-looking statements contained in this press release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Align Technology Announces Third Quarter 2025 Financial Results

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, higher interest rates, market volatility, supply chain challenges, customs duties and fees by nations and retaliatory actions, threats of or actual economic slowdowns or recessions or escalating trade wars, geopolitical tensions, and a prolonged shutdown of the U.S. federal government or reductions in government personnel;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macroeconomic conditions, employment levels, health insurance coverage, wages, debt obligations, discretionary income, inflationary pressure, and declining customer confidence and consumer sentiment;
•threats or actual or proposed tariffs and retaliatory actions or other trade restrictions or measures taken by the United States and other countries that have or could impact our products and product sales;
•variations in our geographic, channel and product mix, product launches, product pilots and product adoption, and selling prices regionally and globally, including product mix shifts to lower priced products or to products with a higher percentage of deferred revenue;
•competition from existing and new competitors;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the economic and geopolitical ramifications of the military conflicts in the Middle East and Ukraine, and tensions involving Taiwan and the South China Sea and our operations and assets in Israel and Russia;
•our ability to implement and realize the anticipated benefits currently expected from actions to realign certain business groups and reduce our global workforce in response to the current macroeconomic environment;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors, or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•our ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;

Align Technology Announces Third Quarter 2025 Financial Results
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case; and
•the loss of key personnel, labor shortages, or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024 which was filed with the SEC on February 28, 2025 and our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which was filed with the SEC on August 6, 2025. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$995,692	$977,872	$2,987,403	$3,003,793
Cost of net revenues	356,491	296,098	959,977	901,575
Gross profit	639,201	681,774	2,027,426	2,102,218
Operating expenses:
Selling, general and administrative	417,800	434,138	1,314,115	1,338,222
Research and development	93,276	85,272	286,875	269,324
Restructuring and other charges	31,827	—	31,827	—
Legal settlement loss	—	66	4,178	31,193
Total operating expenses	542,903	519,476	1,636,995	1,638,739
Income from operations	96,298	162,298	390,431	463,479
Interest income and other income (expense), net:
Interest income	3,249	4,003	11,424	11,696
Other income (expense), net	(4,813)	(371)	6,837	(6,993)
Total interest income and other income (expense), net	(1,564)	3,632	18,261	4,703
Net income before provision for income taxes	94,734	165,930	408,692	468,182
Provision for income taxes	37,981	49,967	134,101	150,627
Net income	$56,753	$115,963	$274,591	$317,555

Net income per share:
Basic	$0.78	$1.55	$3.77	$4.23
Diluted	$0.78	$1.55	$3.77	$4.23
Shares used in computing net income per share:
Basic	72,377	74,736	72,831	75,031
Diluted	72,419	74,757	72,880	75,149

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
ASSETS

Current assets:
Cash and cash equivalents	$1,004,589	$1,043,887
Accounts receivable, net	1,099,372	995,685
Inventories	228,161	254,287
Prepaid expenses and other current assets	174,114	198,582
Assets held for sale	27,858	—
Total current assets	2,534,094	2,492,441

Property, plant and equipment, net	1,184,554	1,271,134
Operating lease right-of-use assets, net	115,038	113,376
Goodwill	491,516	442,630
Intangible assets, net	98,716	103,488
Deferred tax assets	1,555,580	1,557,372
Other assets	254,054	234,159

Total assets	$6,233,552	$6,214,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$125,550	$108,693
Accrued liabilities	546,293	598,188
Deferred revenues	1,294,623	1,331,146
Total current liabilities	1,966,466	2,038,027

Income tax payable	110,595	96,466
Operating lease liabilities	87,278	88,214
Other long-term liabilities	111,755	139,908
Total liabilities	2,276,094	2,362,615

Total stockholders’ equity	3,957,458	3,851,985

Total liabilities and stockholders’ equity	$6,233,552	$6,214,600

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$370,046	$452,153

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(76,529)	(200,996)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(367,174)	(152,703)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	34,502	6,008
Net (decrease) increase in cash, cash equivalents, and restricted cash	(39,155)	104,462
Cash, cash equivalents, and restricted cash at beginning of the period	1,044,963	938,519
Cash, cash equivalents, and restricted cash at end of the period	$1,005,808	$1,042,981

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
2024	2024	2024	2024	2024	2025	2025	2025
Number of Invisalign Trained Doctors Cases Were Shipped To
83,510	86,135	87,380	85,685	130,370	85,275	86,250	88,155
Invisalign Trained Doctor Utilization Rates*
7.2	7.5	7.1	7.3	19.1	7.5	7.5	7.3
Clear Aligner Revenue Per Case Shipment**
$1,350	$1,295	$1,275	$1,265	$1,295	$1,240	$1,250	$1,245
* number of cases shipped / number of doctors to whom cases were shipped
** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
	2024	2024	2024	2024	2024	2025	2025	2025
Stock-based Compensation (SBC):
SBC included in Gross Profit	$2,064	$2,582	$3,070	$(721)	$6,995	$1,538	$1,636	$1,540
SBC included in Operating Expenses	36,724	44,446	45,969	39,569	166,708	43,459	46,572	46,837
Total SBC	$38,788	$47,028	$49,039	$38,848	$173,703	$44,997	$48,208	$48,377

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2025	June 30, 2025	Impact % of Revenue
GAAP net revenues	$995,692	$1,012,449
Constant currency impact (1)	(11,680)		(1.2)%
Constant currency net revenues (1)	$984,012

GAAP Clear Aligner net revenues	$805,799	$804,617
Clear Aligner constant currency impact (1)	(9,846)		(1.2)%
Clear Aligner constant currency net revenues (1)	$795,953

GAAP Imaging Systems and CAD/CAM Services net revenues	$189,893	$207,832
Imaging Systems and CAD/CAM Services constant currency impact (1)	(1,833)		(1.0)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$188,060

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2025	2024	Impact % of Revenue
GAAP net revenues	$995,692	$977,872
Constant currency impact (1)	(15,567)		(1.6)%
Constant currency net revenues (1)	$980,125

GAAP Clear Aligner net revenues	$805,799	$786,844
Clear Aligner constant currency impact (1)	(12,976)		(1.6)%
Clear Aligner constant currency net revenues (1)	$792,823

GAAP Imaging Systems and CAD/CAM Services net revenues	$189,893	$191,028
Imaging Systems and CAD/CAM Services constant currency impact (1)	(2,591)		(1.4)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$187,302

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2025 Financial Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2025	June 30, 2025
GAAP gross profit	$639,201	$708,117
Constant currency impact on net revenues	(11,680)
Constant currency gross profit	$627,522

	Three Months Ended
	September 30, 2025	June 30, 2025
GAAP gross margin	64.2%	69.9%
Gross margin constant currency impact (1)	(0.4)
Constant currency gross margin (1)	63.8%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2025	2024
GAAP gross profit	$639,201	$681,774
Constant currency impact on net revenues	(15,567)
Constant currency gross profit	$623,634

	Three Months Ended September 30,
	2025	2024
GAAP gross margin	64.2%	69.7%
Gross margin constant currency impact (1)	(0.6)
Constant currency gross margin (1)	63.6%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2025	June 30, 2025
GAAP income from operations	$96,298	$163,033
Income from operations constant currency impact (1)	(4,788)
Constant currency income from operations (1)	$91,511

	Three Months Ended
	September 30, 2025	June 30, 2025
GAAP operating margin	9.7%	16.1%
Operating margin constant currency impact (2)	(0.4)
Constant currency operating margin (2)	9.3%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2025	2024
GAAP income from operations	$96,298	$162,298
Income from operations constant currency impact (1)	(6,213)
Constant currency income from operations (1)	$90,087

	Three Months Ended September 30,
	2025	2024
GAAP operating margin	9.7%	16.6%
Operating margin constant currency impact (2)	(0.5)
Constant currency operating margin (2)	9.2%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP gross profit	$639,201	$681,774	$2,027,426	$2,102,218
Stock-based compensation	1,540	3,070	4,714	7,716
Amortization of intangibles (1)	3,837	3,702	11,138	11,104
Restructuring and other charges (2)	4,792	—	7,045	—
Impairment loss on Assets held for sale (3)	23,142	—	23,142	—
Depreciation on assets disposed of other than sale (4)	13,663	—	13,663	—
Impairment loss on inventory (5)	14,924	—	14,924	—
Non-GAAP gross profit	$701,099	$688,546	$2,102,052	$2,121,038

GAAP gross margin	64.2%	69.7%	67.9%	70.0%
Non-GAAP gross margin	70.4%	70.4%	70.4%	70.6%

GAAP total operating expenses	$542,903	$519,476	$1,636,995	$1,638,739
Stock-based compensation	(46,837)	(45,969)	(136,868)	(127,139)
Amortization of intangibles (1)	(939)	(880)	(2,684)	(2,618)
Restructuring and other charges (2)	(31,827)	89	(31,630)	446
Legal settlement loss	—	(66)	(4,178)	(31,193)
Non-GAAP total operating expenses	$463,300	$472,650	$1,461,635	$1,478,235

GAAP income from operations	$96,298	$162,298	$390,431	$463,479
Stock-based compensation	48,377	49,039	141,582	134,855
Amortization of intangibles (1)	4,776	4,582	13,822	13,722
Restructuring and other charges (2)	36,619	(89)	38,675	(446)
Legal settlement loss	—	66	4,178	31,193
Impairment loss on Assets held for sale (3)	23,142	—	23,142	—
Depreciation on assets disposed of other than sale (4)	13,663	—	13,663	—
Impairment loss on inventory (5)	14,924	—	14,924	—
Non-GAAP income from operations	$237,799	$215,896	$640,417	$642,803

GAAP operating margin	9.7%	16.6%	13.1%	15.4%
Non-GAAP operating margin	23.9%	22.1%	21.4%	21.4%

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC. UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED (in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income before provision for income taxes	$94,734	$165,930	$408,692	$468,182
Stock-based compensation	48,377	49,039	141,582	134,855
Amortization of intangibles (1)	4,776	4,582	13,822	13,722
Restructuring and other charges (2)	36,619	(89)	38,675	(446)
Legal settlement loss	—	66	4,178	31,193
Impairment loss on Assets held for sale (3)	23,142	—	23,142	—
Depreciation on assets disposed of other than sale (4)	13,663	—	13,663	—
Impairment loss on inventory (5)	14,924	—	14,924	—
Non-GAAP net income before provision for income taxes	$236,235	$219,528	$658,678	$647,506

GAAP provision for income taxes	$37,981	$49,967	$134,101	$150,627
Tax impact on non-GAAP adjustments	9,266	(6,061)	(2,365)	(21,156)
Non-GAAP provision for income taxes	$47,247	$43,906	$131,736	$129,471

GAAP effective tax rate	40.1%	30.1%	32.8%	32.2%
Non-GAAP effective tax rate	20.0%	20.0%	20.0%	20.0%

GAAP net income	$56,753	$115,963	$274,591	$317,555
Stock-based compensation	48,377	49,039	141,582	134,855
Amortization of intangibles (1)	4,776	4,582	13,822	13,722
Restructuring and other charges (2)	36,619	(89)	38,675	(446)
Legal settlement loss	—	66	4,178	31,193
Impairment loss on Assets held for sale (3)	23,142	—	23,142	—
Depreciation on assets disposed of other than sale (4)	13,663	—	13,663	—
Impairment loss on inventory (5)	14,924	—	14,924	—
Tax impact on non-GAAP adjustments	(9,266)	6,061	2,365	21,156
Non-GAAP net income	$188,988	$175,622	$526,942	$518,035

GAAP diluted net income per share	$0.78	$1.55	$3.77	$4.23
Non-GAAP diluted net income per share	$2.61	$2.35	$7.23	$6.89

Shares used in computing diluted net income per share	72,419	74,757	72,880	75,149

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    During the fourth quarter of 2024 and the third quarter of 2025, we initiated restructuring plans to reduce headcount and increase efficiency across the organization and lower the overall cost structure. Restructuring charges are primarily related to involuntary termination benefits, including employee severance and other post-employment benefits.

Align Technology Announces Third Quarter 2025 Financial Results

(3)    During the third quarter 2025, we recorded an impairment loss related to a manufacturing facility that met the criteria to be classified as assets held for sale during the quarter.
(4)    During the third quarter 2025, we initiated the disposal, other than by sale, of certain manufacturing fixed assets. Accordingly, we revised the useful lives of these assets and recorded accelerated depreciation expense.
(5)    During the third quarter 2025, we recorded an impairment loss for obsolete inventory.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2025 Financial Results

ALIGN TECHNOLOGY, INC.
Q4 2025 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP gross margin	65.5% - 66.0%
Stock-based compensation	~0.1%
Amortization of intangibles (1)	~0.5%
Depreciation on assets disposed of other than by sale	~4.5% - 5.0%
Non-GAAP gross margin	Approximately 71.0%

GAAP operating margin	15.3% - 15.8%
Stock-based compensation	~4.7%
Amortization of intangibles (1)	~0.5%
Restructuring and other charges	~0.5%
Depreciation on assets disposed of other than by sale	~4.5% - 5.0%
Non-GAAP operating margin	Approximately 26.0%
Percentages do not add up due to rounding.

ALIGN TECHNOLOGY, INC.
FISCAL 2025 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	13.6% - 13.8%
Stock-based compensation	~4.7%
Amortization of intangibles (1)	~0.5%
Restructuring and other charges	~1.0% - ~1.2%
Depreciation on assets disposed of other than by sale	~1.5% - ~1.6%
Impairment loss on assets held for sale	~0.6%
Impairment loss on inventory	~0.3%
Legal settlement loss (2)	~0.1%
Non-GAAP operating margin	Approximately 22.5%
Percentages do not add up due to rounding.

(1) Amortization of intangible assets related to certain acquisitions
(2) Legal settlement loss from Q1'25

Refer to "About Non-GAAP Financial Measures" section of press release.